EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

Manu Forti Group Inc.
225 - 425 Carrall Street
Vancouver, BC, Canada, V6B 6E3

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ______________ shares of common stock of Manu Forti Group Inc. (the "Company") at the price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of the said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: MANU FORTI GROUP INC.

Executed this _________day of ________________________, at___________________ (Street Address), __________________ (City), __________________ (State) ___________ (Zip Code).

________________________________
Signature of Purchaser

________________________________
Printed Name of Purchaser

________________________________
Social Security Number/Tax I.D.
Number of Shares Purchased	Total Subscription Price
_______________________	___________________

Form of Payment:
Cash _______________
Check No. _____________
Other _______________

ACCEPTED THIS _________DAY OF _____________________, __________.

MANU FORTI GROUP INC.

By: _____________________________
Title: ___________________________